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                                                                  EXHIBIT 21.1




                      SUBSIDIARIES PRIOR TO JANUARY 1, 1999

*    SunSource Capital Trust
     Organized in the State of Delaware

*    SunSub A Inc.
     Incorporated in the State of Delaware

*    SunSub B Inc.
     Incorporated in the State of Delaware

     *   SDI Partners I, L.P.
         Organized in the State of Delaware

     *   SDI Operating Partners, L.P.;
         Organized in the State of Delaware

         *    A & H Holding Company, Inc.;
              Incorporated in the State of Michigan

              *    SunSource Canada Investment Co.
                   Incorporated in the Province of Ontario

                   *    J. N. Fauver (Canada) Limited;
                        Incorporated in the Province of Ontario

                   *    A & H Bolt & Nut Company Limited;
                        Incorporated in the Province of Nova Scotia

                        *   The Fastener Centre, Inc.;
                            Incorporated in the State of Michigan

                        *    Hydra Power de Mexico;
                             Incorporated in Bravos Judicial District,
                             Juarez, Chihuahua, Mexico

                        *    Simco de Mexico;
                             Incorporated in Ciudad de Mexico, Mexico







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EXHIBIT 21.1 (continued)

                                      SUBSIDIARIES - AFTER DECEMBER 31, 1998

*        SunSource Capital Trust
         Organized in the State of Delaware

*        SunSource Investment Company, Inc.
         Incorporated in the State of Delaware

*        SunSub A Inc.
         Incorporated in the State of Delaware

         *   SunSource Corporate Group, Inc.
             Incorporated in the State of Delaware

         *   The Hillman Group, Inc.
             Incorporated in the State of Delaware

         *   Harding Glass, Inc.
             Incorporated in the State of Delaware

         *   SunSource Industrial Services Company, Inc.
             Incorporated in the State of Delaware

             *    SunSource Technology Services, Inc.
                  Incorporated in the State of Delaware

             *    SunSource Inventory Management Company, Inc.
                  Incorporated in the State of Delaware

             *    Kar Products, Inc.
                  Incorporated in the State of Delaware

                  *     A&H Holding Company, Inc.
                        Incorporated in the State of Michigan

                        *     SunSource Canada Investment Co.
                              Incorporated in the Province of Ontario

                              *     J.N. Fauver (Canada) Limited
                                    Incorporated in the Province of Ontario

                              *     A&H Bolt & Nut Company Limited
                                    Incorporated in the Province of Nova Scotia

                        *     Hydra Power de Mexico
                              Incorporated in Bravos Judicial District, Juarez Chihuahua, Mexico

                        *     SIMCO de Mexico
                              Incorporated in Ciudad de Mexico, Mexico